Exhibit 99.1
Open Lending Reports First Quarter 2025 Financial Results

AUSTIN, Texas, May 7, 2025 – Open Lending Corporation (Nasdaq: LPRO) (the “Company” or “Open Lending”), an industry trailblazer in lending enablement and risk analytics solutions for financial institutions, today reported financial results for its first quarter ended March 31, 2025.
“I believe in Open Lending’s business model, our value proposition to our customers, and the team’s ability to execute on our plan going forward,” said Jessica Buss, Chief Executive Officer of Open Lending. “We are honored to continue serving over 400 lender customers and their communities and have taken actions in an effort to further enhance our customers' experience. We believe that we have seen promising early results as we implement new ways to demonstrate how we enhance lender profitability.

“We have introduced new loan measures and refined pricing in an effort to help reduce volatility in the expected profit share revenue of our future certified loans as compared to our historic vintages. Additionally, our board of directors has authorized a $25 million share repurchase program. We have a clear plan, a dedicated team, a consistent base of customers and partners, and a strong balance sheet, and we believe that we are well-positioned to generate value for all Open Lending stakeholders.”
Three Months Ended March 31, 2025 Highlights
•The Company facilitated 27,638 certified loans during the first quarter of 2025, compared to 28,189 certified loans in the first quarter of 2024.
•Total revenue was $24.4 million during the first quarter of 2025, compared to $30.7 million in the first quarter of 2024.
◦The decrease in total revenue during the period includes a $7.4 million decrease in estimated profit share revenue associated with new originations, primarily driven by lower unit economics per certified loan.
◦In addition, the first quarter of 2025 was impacted by a $0.9 million reduction in estimated profit share revenues related to business in historic vintages as compared to a $1.1 million reduction in the first quarter of 2024.
•Gross profit was $18.3 million during the first quarter of 2025, compared to $25.0 million in the first quarter of 2024.
•Net income was $0.6 million during the first quarter of 2025, compared to $5.1 million in the first quarter of 2024.
•Adjusted EBITDA was $5.7 million during the first quarter of 2025, compared to $12.5 million in the first quarter of 2024.
Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the financial table included at the end of this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”
Second Quarter 2025 Outlook
For the second quarter of 2025, the Company currently expects total certified loans to be between 25,500 and 27,500.

The guidance provided includes forward-looking statements within the meaning of U.S. securities laws. See “Forward-Looking Statements” below.
Open Lending will host a conference call to discuss the first quarter 2025 financial results on May 7, 2025 at 5:00 pm ET. The conference call will be webcast live from the Company's investor relations website at https://investors.openlending.com/ under the “Events” section. The conference call can also be accessed live over the phone by dialing (800) 445-7795, or for international callers (785) 424-1699. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.

Share Repurchase Program
On May 1, 2025, the Board of Directors authorized share repurchases under a share repurchase program (the "Share Repurchase Program") allowing the Company to repurchase up to $25.0 million of the Company's outstanding common stock until May 1, 2026. Repurchases may be made at management's discretion from time to time in the open market. The Share Repurchase Program may be suspended, amended, or discontinued at any time.
About Open Lending
Open Lending (Nasdaq: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For over 20 years, we have been empowering financial institutions to create profitable auto loan portfolios with less risk and more reward. For more information, please visit www.openlending.com.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to the Company's new loan measures, lender profitability, volatility, the Share Repurchase Program, market trends, consumer behavior and demand for automotive loans, as well as future financial performance under the heading "Second Quarter 2025 Outlook" above. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, market, political and business conditions; applicable taxes, inflation, tariffs, supply chain disruptions including global hostilities and responses thereto, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending may become a party; and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. Subsequent events and developments may cause the Company's assessments to change, but, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Non-GAAP Financial Measures
The non-GAAP financial measures included in this press release are financial information that has not been prepared in accordance with GAAP. The Company uses Adjusted EBITDA and Adjusted EBITDA margin internally in analyzing our financial results and believes these measures are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The Company believes that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
The Company believes these measures provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. In addition, these measures provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash items and certain non-recurring variable charges. Adjusted EBITDA is defined as GAAP net income (loss) excluding interest expense, income tax expense, depreciation and amortization expense, and share-based compensation expense. Adjusted EBITDA margin is defined as Adjusted EBITDA expressed as a percentage of total revenue.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release.
Investor Relations Contact:
InvestorRelations@openlending.com

OPEN LENDING CORPORATION
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$236,226	$243,164
Restricted cash	10,621	10,760
Accounts receivable, net	5,550	5,055
Current contract assets, net	18,643	9,973
Income tax receivable	3,568	3,558
Other current assets	3,179	3,215
Total current assets	277,787	275,725
Property and equipment, net	650	729
Capitalized software development costs, net	5,398	5,386
Operating lease right-of-use assets, net	3,680	3,878
Contract assets	11,202	5,094
Other assets	5,506	5,556
Total assets	$304,223	$296,368
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$352	$953
Accrued expenses	7,598	5,166
Current portion of debt	7,500	7,500
Third-party claims administration liability	10,660	10,797
Current portion of excess profit share receipts	17,445	19,346
Other current liabilities	1,143	3,490
Total current liabilities	44,698	47,252
Long-term debt, net of deferred financing costs	130,429	132,217
Operating lease liabilities	3,061	3,273
Excess profit share receipts	39,111	28,210
Other liabilities	7,095	7,329
Total liabilities	224,394	218,281
Stockholders’ equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value; 550,000,000 shares authorized, 128,198,185 shares issued and 119,782,899 shares outstanding as of March 31, 2025 and 128,198,185 shares issued and 119,350,001 shares outstanding as of December 31, 2024	1,282	1,282
Additional paid-in capital	497,884	502,664
Accumulated deficit	(328,142)	(328,759)
Treasury stock at cost, 8,415,286 shares at March 31, 2025 and 8,848,184 shares at December 31, 2024	(91,195)	(97,100)
Total stockholders’ equity	79,829	78,087
Total liabilities and stockholders’ equity	$304,223	$296,368

OPEN LENDING CORPORATION
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenue
Program fees	$15,210	$14,309
Profit share	6,730	13,882
Claims administration and other service fees	2,453	2,554
Total revenue	24,393	30,745
Cost of services	6,084	5,750
Gross profit	18,309	24,995
Operating expenses
General and administrative	10,898	11,979
Selling and marketing	4,382	4,214
Research and development	2,267	1,479
Total operating expenses	17,547	17,672
Operating income	762	7,323
Interest expense	(2,589)	(2,770)
Interest income	2,500	2,971
Income before income taxes	673	7,524
Income tax expense	56	2,437
Net income	$617	$5,087
Net income per common share
Basic	$0.01	$0.04
Diluted	$0.01	$0.04
Weighted average common shares outstanding
Basic	119,451	118,926
Diluted	119,629	119,416

OPEN LENDING CORPORATION
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$617	$5,087
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Share-based compensation	1,846	1,854
Depreciation and amortization	544	372
Amortization of debt issuance costs	103	107
Non-cash operating lease cost	198	162
Deferred income taxes	—	2,154
Other	144	41
Changes in operating assets & liabilities:
Accounts receivable, net	(495)	(1,135)
Contract assets, net	(14,778)	(2,614)
Excess profit share receipts	9,000	—
Other current and non-current assets	70	188
Accounts payable	(600)	66
Accrued expenses	2,454	(189)
Income tax receivable, net	39	3,358
Operating lease liabilities	(185)	(152)
Third-party claims administration liability	(137)	1,662
Other current and non-current liabilities	(2,658)	45
Net cash provided by (used in) operating activities	(3,838)	11,006
Cash flows from investing activities
Purchase of property and equipment	(45)	—
Capitalized software development costs	(561)	(642)
Net cash used in investing activities	(606)	(642)
Cash flows from financing activities
Payments on term loans	(1,875)	(938)
Shares withheld for taxes related to restricted stock units	(758)	(1,021)
Net cash used in financing activities	(2,633)	(1,959)
Net change in cash and cash equivalents and restricted cash	(7,077)	8,405
Cash and cash equivalents and restricted cash at the beginning of the period	253,924	246,669
Cash and cash equivalents and restricted cash at the end of the period	$246,847	$255,074
Supplemental disclosure of cash flow information:
Interest paid	$2,489	$3,541
Income tax paid (refunded), net	16	(3,075)

OPEN LENDING CORPORATION
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except margin data)

	Three Months Ended March 31,
	2025	2024
Net income	$617	$5,087
Non-GAAP adjustments:
Interest expense	2,589	2,770
Income tax expense	56	2,437
Depreciation and amortization expense	544	372
Share-based compensation	1,846	1,854
Total adjustments	5,035	7,433
Adjusted EBITDA	$5,652	$12,520
Total revenue	$24,393	$30,745
Adjusted EBITDA margin	23%	41%